Exhibit 16.1



September 6, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 6, 2001 of NxGen Networks, Inc. and are in agreement with the statements contained in Item 4 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.


                                                     Very truly yours,

                                                     /s/ Ernst & Young, LLP